Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
CA, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-196619) on Form S-3 and the registration statements (Nos. 333-183731, 333-177558, 333-176166, 333-146173, 333-120849, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 333-127602, 333-127601, 333-126273, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751) on Form S-8 of CA, Inc. and subsidiaries of our report dated May 12, 2016, with respect to the consolidated balance sheets of CA, Inc. and subsidiaries as of March 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended March 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2016, which report appears in the March 31, 2016 annual report on Form 10-K of CA, Inc.

/s/ KPMG LLP

New York, New York
May 12, 2016